Exhibit 23(a)


                           CONSENT OF INDEPENDENT AUDITORS





          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-6131) and related Prospectus of Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.) for the registration of 6,591,528 shares of its common stock and to the incorporation by reference therein of our report dated April 4, 1996, with respect to the consolidated financial statements and schedule of Warner Insurance Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             ERNST & YOUNG LLP



          Hackensack, New Jersey
          July 9, 1996